Exhibit 4.1

ARTICLES OF INCORPORATION

OF

CRITERION VENTURES, INC.

               I, the undersigned, being a natural person more than eighteen (18) years of age, acting as incorporator of the above-named corporation (hereinafter referred to as the "Corporation") under the provisions of the Nevada Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation.

ARTICLE

NAME

               The name of the Corporation hereby created shall be:

Criterion Ventures, Inc.

ARTICLE II

DURATION

               The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE II

PURPOSE

               The purposes for which the Corporation is orgainzed are:

               (a)  To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

               (b)  To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines or manufacturing, working or producing any or all products;

               (c)  To borrow money and to execute notes and obligations and security contracts therefor, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor; and to negotiate loans; to carry on a general merchantile or merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

               (d)  To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

               (e)  To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

               (f)  To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the state of Nevada.

ARTICLE IV

CAPITAL STOCK

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 290,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The Common Stock shall be nonassessable and shall not have cumulative voting rights.

               (a)  Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

               (i)  the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

               (ii)  the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

               (iii)  the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

               (iv)  whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

               (v)  the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

               (vi)  the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

               (vii)  the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

               (b)  Common Stock

               (i)  after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

               (ii)  after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

               (iii)  no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE V

DENIAL OF PRE-EMPTIVE RIGHTS

               No holder of any shares of the Corporation, whether now or hereafter authorzied, shall have any pre-emptive or preferential rights to acquire shares or securities of the Corporation.

ARTICLE VI

PAID IN CAPITAL

               The Corporation will not commence business until the consideration of the value of at least $1,000.00 has been received by it as consideration for the issuance of the shares.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

               (a)  The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

ARTICLE VIII

OFFICERS' AND DIRECTORS' CONTRACTS

               (a)  No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

ARTICLE IX

ADOPTION AND AMENDMENT OF BY-LAWS

               (a)  The initial By Laws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the board of directors, but the holders of common stock of the Corporation may also alter, amend, or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE X

REGISTERED OFFICE AND AGENT

               (a)  The address of the initial registered office of the Corporation and its initial registered agent at such address is:

The Corporation Trust Company of Nevada
One East First Street
Reno, Nevada 89501

ARTICLE XI

DIRECTORS

               The Corporation shall not have fewer directors than the number of shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the board of directors in accordance with 78.330 of the Nevada Revised Statutes or any amendment or successor statute. The original board of directors shall be comprised of one (1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is duly elected and shall qualify is

Scott Sharp
5744 Emigration Canyon
Salt Lake City, Utah 84108

ARTICLE XII

INCORPORATOR

               The name and address of the incorporator is:

Scott Sharp
5744 Emigration Canyon
Salt Lake City, Utah 84108

Dated this 17th day of January, 1986.
Signature:	Scott Sharp

Scott Sharp

STATE OF UTAH )
                                :ss.
County of Salt Lake )

               I, /s/ [illegible] a notary public, hereby certify that on the 11th day of January, 1986, personally appeared before me Scott Sharp, being by me first duly sworn, who acknowledged to me that he is the person who signed the foregoing document as the incorporator and that the statements contained herein are true.
/s/ [illegible]

My commission expires:	N O T A R Y P U B L I C
08/13/89 Residing in:	Bountiful, Utah

CERTIFICATE OF AMENDMENT TO

THE ARTICLES OF INCORPORATION OF

CRITERION VENTURES, INC.

(CHANGED HEREIN TO LARSON ● DAVIS INCORPORATED)

               The following Certificate of Amendment to the articles of incorporation of the above-named corporation is adopted pursuant to the provisions of NRS 78.385 and 78.390. We, the undersigned as president and secretary of Criterion Venture, Inc. (changed herein to Larson ● Davis Incorporated) (the "Company"), do hereby certify:

That the board of directors of the Company duly adopted on October 12, 1987, in accordance with the provisions of NRS 78.315, a resolution to amend the articles of incorporation as follows:

               ARTICLE I shall be amended to read as follows:

ARTICLE I

NAME OF CORPORATION

               The name of the Corporation shall be:

Larson ● Davis Incorporated

               In addition to the foregoing, the board of directors adopted a resolution to consolidate the issued and outstanding shares of common stock of the Company on the basis of 25 shares to 1, so that shareholders of the Company will receive 1 share of common stock for each 25 shares now held. Neither the par value of the common stock nor the number of authorized shares of commons tock was changed in connection with the consolidation.

               On the authorization and recommendation of the board of directors, both of the foregoing resolutions were submitted to a vote at a special meeting of the shareholders of the Company duly noticed and held October 30, 1987. The number of shares of the common stock of the Company outstanding on the record date and entitled to vote on the foregoing resolution was 81,666,664; the resolutions, including the amendment to the articles of incorporation of the Company set forth above were approved in accordance with NRS 78.325 by the affirmative vote of 55,134,660 shares of common stock with no shares voting against or abstaining. No other class of stock of the Company is outstanding or entitled to vote thereon.

               DATED this 30th day of October, 1987.

CRITERION VENTURES, INC.

By	Brian G. Larson

Brian G. Larson, President

By	Dan J. Johnson

Dan J. Johnson, Secretary

STATE OF UTAH )
                                                :ss
COUNTY OF SALT LAKE )

               On this 30th day of October, 1987, before me, a notary public, personally appeared Brian G. Larson and Dan J. Johnson, being by me first duly sworn, who acknowledged to me that they are the persons who executed the foregoing Certificate of Amendment to the Articles of Incorporation of Criterion Ventures, Inc.; and to the best of their knowledge, information, and belief, the statements made in the Certificate of Amendment are true.

	By	Paula Chapman

Notary Public Residing in Salt Lake County

My Commission Expires: 07/06/89

CERTIFICATE OF AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
LARSON ● DAVIS INCORPORATED

               Pursuant to the applicable provisions of the Corporation Laws of the state of Nevada, Larson ● Davis Incorporated, a Nevada corporation (the "Corporation"), amends its articles of incorporation as set forth herein.

               (iv)   Article XI of the Articles of Incorporation shall be amended to read in its entirety as follows:

ARTICLE XI

DIRECTORS

               The governing board of the Corporation shall be known as the board of directors, and the number of directors comprising the board of directors shall be fixed from time to time by the bylaws or the board of directors of the Corporation; provided, that the number of directors shall not be less than three nor more than nine. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal as possible, with the term of office of the first class to expire at the 1989 annual meeting of shareholders, the term of office of the second class to expire at the 1990 annual meeting of shareholders, and the term of office of the third class to expire at the 1991 annual meeting of shareholders. At each annual meeting of shareholders following the 1988 annual meeting, directors elected to succeed those directors whose terms have expired, shall be elected for a term of office to expire at the third annual meeting of shareholders succeeding their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

               Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, vacancies in the board created by an increase in the authorized number of directors or by the death, resignation, retirement, disqualification, or removal of an existing director may only be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class of directors to which they have been elected expires, and until a successor is duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

               The provisions of this Article XI relating to the classification of the directors may not be rescinded, amended, or modified without the affirmative vote of holders of in excess of 70% of the outstanding Common Stock of the Corporation.

               (v)   A new Article XIII shall be added to the Articles of Incorporation to read in its entirety as follows:

ARTICLE XIII

LIMITATION ON LIABILITY

               A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

               Except as specifically provided herein, the provisions of the Articles of Incorporation of Larson ● Davis Incorporated shall remain unamended and shall continue in full force and effect.

               By execution of this Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was duly adopted, authorized, and consented to in accordance with the provisions of section 78.390 of the Nevada Revised Statutes by the affirmative vote of the holders of 2,549,470 shares of common stock at a duly noticed and held annual meeting of the shareholders on November 7, 1988. No shares abstained or voted against the foregoing amendment. The shares voted in favor represent approximately 63% of the total 4,068,293 shares of common stock issued and outstanding as of October 5, 1988, the record date for the annual meeting. There are no issued and outstanding shares of any other class or series of authorized stock of the Corporation.

               DATED this 30th day of June, 1989.

LARSON ● DAVIS INCORPORATED

By	Brian G. Larson

Brian G. Larson, President

By	Dan J. Johnson

Dan J. Johnson, Secretary

STATE OF UTAH )
                                                 :ss
COUNTY OF SALT LAKE )

               On this 30th day of June, 1989, personally appeared before me Brian G. Larson and Dan J. Johnson, who being by me duly sworn did say that they are the president, and secretary, respectively, of Larson ● Davis Incorporated, a Nevada corporation, that they are the persons who executed the foregoing Certificate of Amendment to the Articles of Incorporation on behalf of Larson ● Davis Incorporated, and that the statements contained therein are true.

By	Paula Chapman

Notary Public Residing in Salt Lake County

My Commission Expires: 07/06/89

LARSON ● DAVIS INCORPORATED

DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF
1995 SERIES PREFERRED STOCK

               Pursuant to the provisions of Nevada Revised Statutes, section 78.195, of the corporation laws of the state of Nevada, the undersigned corporation hereby adopts the following Designation of Rights, Privileges, and Preferences of 1995 Series Preferred Stock (the "Designation"):

               FIRST:  The name of the Corporation is Larson ● Davis Incorporated.

               SECOND:  The following resolution establishing a series of preferred stock designated as the "1995 Series Preferred Stock" consisting of 200,000 shares, par value $0.001, was duly adopted by the board of directors of the Corporation on May 26, 1995, in accordance with the articles of incorporation of the Corporation and the corporation laws of the state of Nevada:

RESOLVED, there is hereby created a series of preferred stock of the Corporation to be designated as the "1995 Series Preferred Stock" consisting of 200,000 shares, par value $0.001, with the following powers, preferences, rights, qualifications, limitations, and restrictions.

               1.   Liquidation.

               1.01   In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the holders of the 1995 Series Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to $2.50 per share plus all unpaid dividends, whether or not previously declared, accrued thereon to the date of final distribution. No distribution shall be made on any common stock of the Corporation, par value $0.001 (the "Common Stock"), or other subsequently authorized series of preferred stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any 1995 Series Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection 1.01.

               1.02   If on any liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to holders of 1995 Series Preferred Stock shall be insufficient to pay the holders of outstanding 1995 Series Preferred Stock the full amounts to which they otherwise would be entitled under subsection 1.01, the assets of the Corporation available for distribution to holders of 1995 Series Preferred Stock shall be distributed to them pro rata on the basis of the number of shares of 1995 Series Preferred Stock held by each such holder.

               2.   Voting Rights. The 1995 Series Preferred Stock shall be voted with the Common Stock as a single class and shall not be entitled to vote as a separate class, except to the extent that the consent of the holders of the 1995 Series Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Nevada, as now existing or as hereafter amended. Each holder of 1995 Series Preferred Stock shall be entitled to one vote for each share of such stock held by him or her.

               3.   Dividends.

               3.01   The Corporation shall pay to the holders of the 1995 Series Preferred Stock out of the assets of the Corporation dividends at the times and in the amounts provided for in this section 3.

               3.02   The cumulative annual dividend rate for each share of 1995 Series Preferred Stock shall be $0.225, payable in monthly installments with the first such installment due payable on June 1, 1995. All dividends shall be paid in cash. Dividends not paid when due shall cumulate but shall not bear interest.

               3.03   Any payment of dividends declared and due under this section 3 with respect to any shares of 1995 Series Preferred Stock shall be made by means of a check drawn on funds immediately available for the payment thereof to the order of the record holder of such shares at the address for such record holder shown on the stock records maintained by or for the Corporation, which check shall be mailed by United States first class mail, postage prepaid. Any such payment shall be deemed to have been paid by the Corporation on the date that such payment is deposited in the United States mail as provided above; provided, that in the event the check by which any payment shall be made shall prove not to be immediately collectible on the date of payment, such payment shall not be deemed to have been made until cash in the amount of such payment shall actually be received by the person entitled to receive such payment.

               3.04   No dividend or other distribution shall be declared or paid or set apart for payment on any stock ranking, as to dividends or upon liquidation, junior to the 1995 Series Preferred Stock, including, without limitation, the shares of the Common Stock, for any period unless the holders of the 1995 Series Preferred Stock shall then have then been or contemporaneously are paid (or declared and a sum sufficient for the payment thereof set apart for such payment) all dividends for all periods terminating on or prior to the date of payment of the distribution on such junior stock.

               3.05   Registration of transfer of any shares of 1995 Series Preferred Stock on the stock records maintained by or for the Corporation to a person other than the transferor shall constitute a transfer of any right which the transferor may have had to receive any accrued but unpaid dividends as of the date of transfer, whether declared or undeclared, and the Corporation shall have no further obligation to the transferor with respect to such accrued and unpaid dividends. Any shares of 1995 Series Preferred Stock represented by a new certificate issued to a new holder shall continue to accrue dividends as provided in this section 3.

               4.   Conversion.

               4.01   Each share of 1995 Series Preferred Stock is convertible into Common Stock at the times, in the manner, and subject to the conditions provided in this section 4.

               4.02   Each share of 1995 Series Preferred Stock may be converted at any time after May 31, 1995, at the election of the holder on the presentation and surrender of the certificate representing the share, duly endorsed, with written instructions specifying the number of shares of 1995 Series Preferred Stock to be converted and the name and address of the person to whom certificate(s) representing the Common Stock issuable on conversion are to be issued at the principal office of the Corporation.

               4.03   Each share of 1995 Series Preferred Stock shall be convertible into Common Stock of the Corporation at the rate of that number of shares of Common Stock that is equal to $3.00 divided by an amount equal to the average of the closing bid prices for the Common Stock for the twenty (20) consecutive trading days immediately prior to the date that the holder provides notice of such conversion to the Corporation pursuant to subsection 4.02, as reported on the Nasdaq Stock Market or, if not quoted on Nasdaq or listed on an exchange, as reported on the electronic bulletin board maintained by the NASD, or if not on the electronic bulletin board, on any other reliable medium of quotation (the "Conversion Rate").

               4.04   The Corporation covenants and agrees that:

               (a)   The shares of Common Stock issuable on any conversion of any shares of 1995 Series Preferred Stock shall have been deemed to have been issued to the person on the Conversion Date, and on the Conversion Date, such person shall be deemed for all purposes to have become the record holder of such Common Stock.

               (b)   All shares of Common Stock which may be issued on any conversion of the 1995 Series Preferred Stock will, on issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

               (c)   The issuance of certificates for Common Stock on conversion of the 1995 Series Preferred Stock shall be made without charge to the registered holder thereof for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with the conversion of the 1995 Series Preferred Stock and the related issuance of Common Stock or other securities.

               5.   Redemption.

               5.01   Subject to the requirements and limitations of the corporation laws of the state of Nevada, the Corporation shall have the right to redeem shares of 1995 Series Preferred Stock on the following terms and conditions.

               5.02   Shares of the 1995 Series Preferred Stock are subject to redemption by the Corporation at any time subsequent to the six month anniversary of the effective date of a registration statement covering the resale of Common Stock issued or issuable on conversion of the 1995 Series Preferred Stock, as referred to below in section 6, pursuant to written notice of redemption given to the holders thereof not less than 30 days' prior to the redemption, specifying the date on which the 1995 Series Preferred Stock shall be redeemed (the "Redemption Date"). Subsequent to notice of redemption and prior to the Redemption Date, shares of 1995 Series Preferred Stock may still be converted to Common Stock pursuant to section 4. The Corporation may redeem a portion or all of the issued and outstanding shares of 1995 Series Preferred Stock; provided that, in the event that less than all of the outstanding shares of 1995 Series Preferred Stock are redeemed, such redemption shall be pro rata determined on the basis of the number of shares of 1995 Series Preferred Stock held by each holder reflected on the stock records and the total number of shares of 1995 Series Preferred Stock outstanding.

               5.03   The redemption price for each share of 1995 Series Preferred Stock shall be $2.50 per share plus any accrued but unpaid dividends, if applicable, on such share as of the Redemption Date (the "Redemption Price"). The Redemption Price shall be paid in cash.

               5.04   Redemption of the 1995 Series Preferred Stock shall be made in the following manner:

               (a)   The Corporation shall notify the transfer agent of the Corporation's Common Stock (the "Transfer Agent"), of its intention to redeem the 1995 Series Preferred Stock. Such notice shall include a list of all holders of 1995 Series Preferred Stock outstanding as of the most recent practicable date and a statement of the number of shares of 1995 Series Preferred Stock to be redeemed and the manner in which the Redemption Price is to be paid. At least ten days prior to the date that written notice of redemption is given to the holders of the 1995 Series Preferred Stock, the Corporation shall make appropriate arrangements with the Transfer Agent for the delivery of funds necessary to make payment of the Redemption Price for all shares of 1995 Series Preferred Stock redeemed by the Corporation.

               (b)   On the Redemption Date, all shares of 1995 Series Preferred Stock subject to redemption shall be automatically redeemed unless earlier converted pursuant to section 4. The holder of any shares of 1995 Series Preferred Stock so redeemed shall be required to tender the certificates representing such shares, duly endorsed, to the Transfer Agent in exchange for payment of the Redemption Price. On such surrender, the Transfer Agent shall cause to be issued and delivered a check with all reasonable dispatch to the holder and in such name or names as the holder may designate.

               (c)   The Transfer Agent shall periodically, but not less frequently than monthly, provide to the Corporation an accounting of the 1995 Series Preferred Stock tendered for redemption and the funds disbursed pursuant thereto. Following the expiration of a period of 120 days following the Redemption Date, the Transfer Agent shall provide to the Corporation a complete accounting of the 1995 Series Preferred Stock redeemed and a list of all shares of 1995 Series Preferred Stock remaining unconverted and not returned to the Corporation for redemption. Any certificates representing 1995 Series Preferred Stock received by the Transfer Agent subsequent to the return of funds to the Corporation will be promptly delivered to the Corporation. The Corporation shall pay all costs associated with establishing and maintaining any bank accounts for funds deposited with the Transfer Agent, including the costs of issuing any check.

               6.   Registration Rights. The Corporation shall immediately proceed to file a registration statement with the Securities and Exchange Commission registering the resale of the Common Stock issuable or issued on conversion of the 1995 Series Preferred Stock (the "Conversion Stock") (but not the 1995 Series Preferred Stock itself) and shall thereafter diligently use its commercially reasonable best efforts to seek the effectiveness of such registration statement and to keep such registration statement effective for a period of two years. The holder shall furnish to the Corporation in writing such information, and enter into such agreements as the Corporation may reasonably request from such holder, all as may be required in connection with the registration described in this section or in compliance with applicable state securities laws. All expenses of such registration, other than commissions or fees paid on the resale of the Common Stock by the holder, shall be paid by the Corporation.

               7.   Put Rights. In the event that the Corporation has not obtained the effectiveness of the registration statement as set forth in section 6 on or before August 30, 1995, the holder shall have the right to require the Corporation, on 30 days prior written notice to the Corporation, to purchase all, but not less than all, of the shares of the 1995 Series Preferred Stock on the terms set forth in that certain Agreement between the Corporation and Summit Enterprises, Inc., of Virginia, dated May 24, 1995.

               8.   Mandatory Conversion. At any time subsequent to August 30, 1995, the Corporation can convert the shares of 1995 Series Preferred Stock into shares of Common Stock, at the conversion rate set forth in section 4, by providing 30 days prior written notice to the holder; provided that, the registration statement described in section 6 is current and effective both at the date of the notice and the date on which the 1995 Series Preferred Stock is converted.

               9.   Additional Provisions.

               9.01   No change in the provisions of the 1995 Series Preferred Stock set forth in this Designation affecting any interests of the holders of any shares of 1995 Series Preferred Stock shall be binding or effective unless such change shall have been approved or consented to by the holders of a majority of the 1995 Series Preferred Stock in the manner provided in the corporation laws of the state of Nevada, as the same may be amended from time to time.

               9.02   The 1995 Series Preferred Stock is a "restricted security" and, consequently, will be subject to the restrictions on transfer set forth in the Securities Act and the rules and regulations promulgated thereunder. In addition, the 1995 Series Preferred Stock will be subject to restrictions on transfer under applicable state securities laws under which such securities are sold in reliance on certain exemptions or under the provisions of certain qualifications. In the event that a Holder wishes to transfer the 1995 Series Preferred Stock, such holder must establish prior to transfer, to the satisfaction of the Corporation and its counsel, that all of the requirements necessary to effect such a transfer have been satisfied. A share of 1995 Series Preferred Stock shall be transferable only on the books of the Corporation by delivery of the original certificate representing such shares duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Corporation in its discretion. On any registration or transfer, the Corporation shall deliver a new certificate representing the share of 1995 Series Preferred Stock so transferred to the person entitled thereto.

               9.03   The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of any share of 1995 Series Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this subsection 7.03, be issuable on the conversion of any shares of 1995 Series Preferred Stock, the Corporation shall round the number of shares of Common Stock issuable on the conversion to the nearest whole share.

               9.04   Any notice required or permitted to be given to the holders of the 1995 Series Preferred Stock under this Designation shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to such holders at their respective addresses appearing on the stock records maintained by or for the Corporation and shall be deemed to have been given as of the date deposited in the United States mail.

               IN WITNESS WHEREOF, the foregoing Designation of Rights, Privileges, and Preferences of 1995 Series Preferred Stock of the Corporation has been executed this 26th day of May, 1995.

ATTEST:			LARSON ● DAVIS INCORPORATED

By:	/s/	Dan J. Johnson	By:	/s/	Brian G. Larson

		Dan J. Johnson, Secretary			Brian G. Larson, President

STATE OF UTAH )
                                                   :ss

COUNTY OF SALT LAKE )

               On May 26, 1995, before me, the undersigned, a notary public in and for the above county and state, personally appeared Brian G. Larson and Dan J. Johnson, who being by me duly sworn, did state, each for themselves, that he, Brian G. Larson is the president, and that he, Dan J. Johnson is the secretary of Larson ● Davis Incorporated, a Nevada corporation, and that the foregoing Designation of Rights, Privileges, and Preferences of 1995 Series Preferred Stock of Larson ● Davis Incorporated was signed on behalf of such corporation by authority of a resolution of its board of directors, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

By	Paula Chapman

Notary Public

LARSON ● DAVIS INCORPORATED

DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF

1998 SERIES A PREFERRED STOCK

               Pursuant to the provisions of Nevada Revised Statutes, Section 78.195, of the corporation laws of the state of Nevada, the undersigned corporation hereby adopts the following Designation of Rights, Privileges, and Preferences of 1998 Series A Preferred Stock (the "Designation"):

               FIRST:  The name of the Corporation is Larson ● Davis Incorporated.

               SECOND:  The following resolution establishing a series of preferred stock designated as the "1998 Series A Preferred Stock" consisting of 3,500 shares, par value $0.001, was duly adopted by the board of directors of the Corporation on February 2, 1998, in accordance with the articles of incorporation of the Corporation and the corporation laws of the state of Nevada:

               RESOLVED, there is hereby created a series of preferred stock of the Corporation to be designated as the "1998 Series A Preferred Stock" consisting of 3,500 shares, par value $0.001, with the following powers, preferences, rights, qualifications, limitations, and restrictions:

               10.   Liquidation.

               10.01   In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the holders of the 1998 Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to One Thousand Dollars ($1,000.00) per share plus all unpaid dividends, whether or not previously declared, accrued thereon to the date of final distribution. No distribution shall be made on any common stock of the Corporation, par value $0.001 (the "Common Stock"), or other subsequently authorized series of preferred stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any 1998 Series A Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection 1.01.

               10.02   If on any liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to holders of 1998 Series A Preferred Stock shall be insufficient to pay the holders of outstanding 1998 Series A Preferred Stock the full amounts to which they otherwise would be entitled under subsection 1.01, the assets of the Corporation available for distribution to holders of 1998 Series A Preferred Stock shall be distributed to them pro rata on the basis of the number of shares of 1998 Series A Preferred Stock held by each such holder.

               11.   Voting Rights. The 1998 Series A Preferred Stock shall be voted with the Common Stock as a single class and shall not be entitled to vote as a separate class, except to the extent that the consent of the holders of the 1998 Series A Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Nevada, as now existing or as hereafter amended. Each holder of 1998 Series A Preferred Stock shall be entitled to Two Hundred Seventy-Eight (278) votes for each share of such stock held by him or her.

               12.   Dividends.

               12.01   The Corporation shall pay to the holders of the 1998 Series A Preferred Stock, out of the assets of the Corporation, dividends at the times and in the amounts provided for in this Section 3.

               12.02   The cumulative annual dividend rate for each share of 1998 Series A Preferred Stock shall be Forty Dollars ($40.00), payable in annual installments twenty (20) days subsequent to the end of the calendar year, with the first such installment due payable on January 20, 1999. The first payment shall be pro rated based on the number of days the shares of 1998 Series A Preferred Stock were outstanding during 1998 vis-à-vis the number of days in 1998. All dividends shall be paid, at the election of the Corporation, in cash or fully registered, free-trading shares of Common Stock of the Corporation. Dividends not paid when due shall cumulate but shall not bear interest.

               12.03   Any payment of dividends declared and due under this Section 3 with respect to any shares of 1998 Series A Preferred Stock, if made in cash, shall be made by means of a check drawn on funds immediately available for the payment thereof to the order of the record holder of such shares at the address for such record holder shown on the stock records maintained by or for the Corporation, which check shall be mailed by United States first class mail, postage prepaid. Any such payment shall be deemed to have been paid by the Corporation on the date that such payment is deposited in the United States mail as provided above; provided, that in the event the check by which any payment shall be made shall prove not to be immediately collectible on the date of payment, such payment shall not be deemed to have been made until cash in the amount of such payment shall actually be received by the person entitled to receive such payment.

               12.04   Any payment of dividends declared and due under this Section 3 with respect to any shares of 1998 Series A Preferred Stock, if made in shares of Common Stock, shall be calculated based on the average closing price for the Common Stock of the Corporation for the twenty (20) trading days preceding the declaration of the dividend by the board of directors. Such stock shall be issued pursuant to a registration statement and shall not be subject to any restrictions on transfer when issued. The certificates shall be sent to the record holder at the address shown on the stock records maintained by the Corporation, United States first class mail, postage prepaid. The dividend shall be deemed to have been paid by the Corporation on the date it is deposited in the United States mail.

               12.05   No dividend or other distributions shall be declared or paid or set apart for payment on Common Stock or any subsequently authorized series of preferred stock, for any period unless the holders of the 1998 Series A Preferred Stock shall have then been or contemporaneously are paid (or declared and a sum sufficient for the payment thereof set apart for such payment) all dividends for all periods terminating on or prior to the date of payment of the distribution on the Common Stock or any subsequently authorized preferred stock.

               12.06   Registration of transfer of any shares of 1998 Series A Preferred Stock on the stock records maintained by or for the Corporation to a person other than the transferor shall constitute a transfer of any right which the transferor may have had to receive any accrued but unpaid dividends as of the date of transfer, whether declared or undeclared, and the Corporation shall have no further obligation to the transferor with respect to such accrued and unpaid dividends. Any shares of 1998 Series A Preferred Stock represented by a new certificate issued to a new holder shall continue to accrue dividends as provided in this Section 3.

               13.   Conversion.

               13.01   Each share of 1998 Series A Preferred Stock, plus accrued but unpaid dividends, is convertible into Common Stock at the times, in the manner, and subject to the conditions provided in this Section 4. On conversion, the accrued dividend shall be deemed to include a dividend for the year in which the conversion occurs, calculated by multiplying the annual dividend for such year by a fraction equal to the number of days in such year prior to the conversion notice divided by the total number of days in such year.

               13.02   Each share of 1998 Series A Preferred Stock may be converted at any time after ninety (90) days subsequent to issuance, at the election of the holder. Such conversion shall be effective when the holder shall give written notice of such election to the Corporation (which may be effected by facsimile) confirmed by delivery of the certificate representing the share, duly endorsed, by overnight courier, such delivery to be received by the Corporation within three (3) days of the notice, together with written instructions specifying the number of shares of 1998 Series A Preferred Stock to be converted and the name and address of the person to whom certificate(s) representing the Common Stock issuable on conversion are to be issued at the principal office of the Corporation. The Corporation shall, within three (3) business days of receipt of the original certificate, issue a certificate for the Common Stock issuable on such conversion and deliver it at the holder's direction. If the Corporation fails to deliver the certificate for Common Stock as required then, without limiting the holder's other rights and remedies, the Corporation shall forthwith pay to the holder an amount equal to Twenty Dollars ($20.00) for each day of delay.

               13.03   Each share of 1998 Series A Preferred Stock shall be convertible into the number of shares of Common Stock of the Corporation, calculated by dividing the sum of One Thousand Dollars ($1,000.00) plus any accrued but unpaid dividends by an amount equal to the lower of (i) Three Dollars and Sixty Cents ($3.60) or (ii) Eighty-Five Percent (85%) of the average of the closing price for the Common Stock for the ten (10) consecutive trading days immediately prior to the date that the holder provides notice of such conversion to the Corporation pursuant to subsection 4.02, as reported on the Nasdaq Stock Market or a national exchange on which the Common Stock is listed or, if not quoted on Nasdaq or listed on an exchange, as reported on the electronic bulletin board maintained by the NASD, or if not on the electronic bulletin board, on any other reliable medium of quotation (the "Conversion Rate").

               13.4   Notwithstanding the foregoing provisions of this Section 4, if at any time the conversion of a share of 1998 Series A Preferred Stock would result in the total number of shares of Common Stock issued on conversion of the 1998 Series A Preferred Stock exceeding 2,332,984 then, to the extent required by Schedule D of the NASD Bylaws to maintain the listing of the Corporation's Common Stock on the Nasdaq National Market System, such 1998 Series A Preferred Stock may not be converted unless and until the transaction has been approved by the shareholders of the Corporation. In such case, the Corporation shall use its reasonable best efforts to hold a shareholders' meeting within ninety (90) days of the notice to convert given by the affected Holder and shall submit the transaction to the shareholders at such meeting, with the recommendation of the board of directors that the transaction be approved. If the Corporation is unable to obtain the necessary shareholder approval as set forth above, it shall, within ninety (90) days of such failure, redeem the 1998 Series A Preferred Stock that is then issued and outstanding at a redemption price of One Thousand Dollars ($1,000.00) per share, plus all accrued and unpaid dividends.

               13.5   The Corporation covenants and agrees that:

               (a)   The shares of Common Stock issuable on any conversion of any shares of 1998 Series A Preferred Stock shall have been deemed to have been issued to the person on the Conversion Date, and on the Conversion Date, such person shall be deemed for all purposes to have become the record holder of such Common Stock.

               (b)   All shares of Common Stock which may be issued on any conversion of the 1998 Series A Preferred Stock will, on issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

               (c)   The issuance of certificates for Common Stock on conversion of the 1998 Series A Preferred Stock shall be made without charge to the registered holder thereof for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with the conversion of the 1998 Series A Preferred Stock and the related issuance of Common Stock or other securities.

               14.   Registration Rights. The Corporation shall, on or before April 1, 1998, file a registration statement with the Securities and Exchange Commission registering the resale of the Common Stock issuable or issued on conversion of the 1998 Series A Preferred Stock (the "Conversion Stock") (but not the 1998 Series A Preferred Stock itself) and shall thereafter diligently use its commercially reasonable best efforts to seek the effectiveness of such registration statement and to keep such registration statement effective for a period of two years. The holder shall furnish to the Corporation in writing such information, and enter into such agreements as the Corporation may reasonably request from such holder, all as may be required in connection with the registration described in this Section 5 or in compliance with applicable state securities laws. All expenses of such registration, other than commissions or fees paid on the resale of the Common Stock by the holder, shall be paid by the Corporation. If such registration statement is not declared effective by the Securities and Exchange Commission on or before May 30, 1998, the annual dividend rate shall be increased to Eighty Dollars ($80.00) per share until the registration statement is declared effective. If the registration statement has not been declared effective on or before August 31, 1998, the annual dividend rate shall be One Hundred and Twenty Dollars ($120.00) per share until the registration statement is declared effective.

               15.   Mandatory Conversion. If not earlier converted, the 1998 Series A Preferred Stock shall be automatically converted effective December 31, 1999. In the event the Corporation proposes to offer its Common Stock to the public in a registered offering at any time subsequent to February 1, 1999, it can require the conversion of the 1998 Series A Preferred Stock, at the conversion rate set forth in Section 4, by providing thirty (30) days prior written notice to the holders. Such conversion shall be deemed to have occurred as of the last day of the thirty (30) day notice period.

               16.   Antidilution Provisions. The maximum conversion price limit of Three Dollars and Sixty Cents ($3.60) per share of Common Stock (the "Cap Rate") shall be subject to adjustment from time to time as follows:

               (a)   If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend in shares, the Cap Rate in effect immediately prior to such record date shall be equitably adjusted, such adjustment to become effective immediately after the opening of business on the day following such record date.

               (b)   If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares, combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification any of its shares, the Cap Rate in effect immediately prior thereto shall be equitably adjusted so that the holder of 1998 Series A Preferred Stock would be entitled to receive, after the occurrence of any of the events described, the number of shares of Common Stock to which the holder would have been entitled had such 1998 Series A Preferred Stock been converted immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

               (c)   If the Corporation shall issue a security that is exercisable or convertible into shares of Common Stock at any time prior to the date that is one year form the date that the 1998 Series A Preferred Stock issued, and the maximum exercise price or conversion rate of such security is less than Three Dollars and Sixty Cents ($3.60) per share of Common Stock, the Cap Rate shall be reduced to the maximum exercise price or conversion rate of such security. The provisions of this subsection (c) shall not apply to securities granted to officers, directors, or employees of the Corporation under the terms of a Stock Option or Award Plan intended primarily to benefit employees of the Corporation.

               17.   Reservation of Common Stock. The Corporation shall initially reserve 2,332,984 shares of Common Stock for issuance on conversion the 1998 Series A Preferred Stock. The Corporation shall at all times keep a sufficient number of shares of Common Stock reserved to permit the conversion of any 1998 Series A Preferred Stock then outstanding. The number of shares shall be equitably adjusted if the Corporation issues Common Stock as a dividend upon Common Stock or in lieu of the payment of a dividend thereon, shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares.

               18.   Events of Default. An "event of default" shall exist if any of the following shall occur:

               (a)   The Corporation shall breach or fail to comply with any provision hereof and such breach or failure shall continue for thirty (30) days after written notice by any Holder to the Corporation.

               (b)   A receiver, liquidator, or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than thirty (30) days; or the Corporation shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than thirty (30) days; or a petition to reorganize the Corporation under any bankruptcy reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five (45) days after such filing.

               (c)   The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization, or insolvency law, or shall consent to the filing of any petition against it under any such law.

               (d)   The Corporation shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee, or liquidator of the Corporation, or of all or any substantial part of its properties.

If an event of default shall occur, any Holder of shares of the 1998 Series A Preferred Stock may, in addition to such holder's other remedies, by written notice to the Corporation, require the Corporation forthwith to redeem the shares of Series A Preferred Stock held, at a redemption price equal to One Thousand Dollars ($1,000.00) per share plus all accrued but unpaid dividends. The obligation to pay the redemption price shall accrue interest, payable on demand, at eighteen percent (18%) per annum, or, if less, at the highest rate permitted by law.

               19.   Additional Provisions.

               19.1   No change in the provisions of the 1998 Series A Preferred Stock set forth in this Designation affecting any interests of the holders of any shares of 1998 Series A Preferred Stock shall be binding or effective unless such change shall have been approved or consented to by the holders of a majority of the 1998 Series A Preferred Stock in the manner provided in the corporation laws of the state of Nevada, as the same may be amended from time to time.

               19.2   The 1998 Series A Preferred Stock and the Common Stock issuable on conversion of the 1998 Series A Preferred Stock are "restricted securities" and, consequently, will be subject to the restrictions on transfer set forth in the Securities Act and the rules and regulations promulgated thereunder. In addition, the 1998 Series A Preferred Stock and the Common Stock issuable on conversion will be subject to restrictions on transfer under applicable state securities laws under which such securities are sold in reliance on certain exemptions or under the provisions of certain qualifications. In the event that a Holder wishes to transfer the 1998 Series A Preferred Stock or the Common Stock issuable on conversion, such holder must establish prior to transfer, to the satisfaction of the Corporation and its counsel, that all of the requirements necessary to effect such a transfer have been satisfied. A share of 1998 Series A Preferred Stock shall be transferable on the books of the Corporation only by delivery of the original certificate representing such shares duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Corporation in its discretion. On any registration or transfer, the Corporation shall deliver a new certificate representing the share of 1998 Series A Preferred Stock so transferred to the person entitled thereto.

               19.3   The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of any share of 1998 Series A Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this subsection 7.03, be issuable on the conversion of any shares of 1998 Series A Preferred Stock, the Corporation shall round the number of shares of Common Stock issuable on the conversion to the nearest whole share.

               19.4   Any notice required or permitted to be given to the holders of the 1998 Series A Preferred Stock under this Designation shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to such holders at their respective addresses appearing on the stock records maintained by or for the Corporation and shall be deemed to have been given as of the date deposited in the United States mail.

               IN WITNESS WHEREOF, the foregoing Designation of Rights, Privileges, and Preferences of 1998 Series A Preferred Stock of the Corporation has been executed this ___ day of February, 1998.

ATTEST:			LARSON ● DAVIS INCORPORATED

By:	/s/	Craig Allen	By:	/s/	Andrew Bebbington

		Craig Allen, Secretary			Andrew Bebbington, President

STATE OF UTAH )
                                               :ss.
County of Salt Lake )

               On February 2, 1998, before me, the undersigned, a notary public in and for the above county and state, personally appeared Andrew Bebbington and Craig Allen, who being by me duly sworn, did state, each for themselves, that he, Andrew Bebbington is the president, and that he, Craig Allen is the secretary, of Larson ● Davis Incorporated, a Nevada corporation, and that the foregoing Designation of Rights, Privileges, and Preferences of 1998 Series A Preferred Stock of Larson ● Davis Incorporated was signed on behalf of such corporation by authority of a resolution of its board of directors, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

By	Paula Chapman

Notary Public

CERTIFICATE OF AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
LARSON ● DAVIS INCORPORATED
(CHANGED HEREIN TO SENSAR CORPORATION)

               The following Certificate of Amendment to the articles of incorporation of the above-named corporation is adopted pursuant to the provisions of NRS 78.385 and 78.390. We, the undersigned, as president and secretary of Larson ● Davis Incorporated (changed herein to Sensar Corporation) (the "Company"), do hereby certify:

               That the board of directors of the Company duly adopted on February 3, 1998, in accordance with the provisions of NRS 78.315, a resolution to amend the articles of incorporation as follows:

               ARTICLE 1 shall be amended to read as follows:

ARTICLE 1

NAME OF CORPORATION

               The name of the Corporation shall be:

Sensar Corporation

               On the authorization and recommendation of the board of directors, the foregoing resolution was submitted to a vote at a special meeting of the shareholders of the Company duly noticed and held March 18, 1999. The aggregate voting power of the shares of common stock of the Company and the shares of 1998 Series A Preferred Stock of the Company, which vote as a single class outstanding on the record date and entitled to vote on the foregoing resolution was 13,929,034; the resolution to amend the articles of incorporation of the Company as set forth above, were approved in accordance with NRS 78.325 of 7,815,577.5 votes for, 77,666 votes against, and 454,950 votes abstaining. No other class of stock of the Company is outstanding or entitled to vote thereon.

               DATED this 31st day of March, 1999.

LARSON ● DAVIS INCORPORATED

By	Andrew C. Bebbington

Andrew C. Bebbington, President

By	Nathan H. West

Nathan H. West, Secretary

STATE OF UTAH )

:ss

COUNTY OF SALT LAKE )

On March 31, 1999, before me, the undersigned, a notary public in and for the above county and state, personally appeared Andrew C. Bebbington and Nathan H. West, who being by me duly sworn, did state, each for themselves, that he, Andrew C. Bebbington is the president, and that he, Nathan H. West is the secretary, of Larson ● Davis Incorporated, a Nevada corporation, and that the foregoing Certificate of Amendment to the Articles of Incorporation of Larson ● Davis Incorporated (changed herein to Sensar Corporation) was signed on behalf of such corporation by authority of a resolution of its board of directors, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

By	Paula Chapman

Notary Public

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF THE ARTICLES OF INCORPORATION
OF
SENSAR CORPORATION
(Name Change to VitalStream Holdings, Inc.)

               Sensar Corporation, a corporation organized and existing under the laws of the state of Nevada, does hereby certify:

               FIRST:  That, at a meeting of the Board of Directors, resolutions were duly adopted setting forth an amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at an annual or special meeting of shareholders or by written consent. The amendment (the "Amendment") is as follows:

               "Article I of the Articles of Incorporation of the Company is hereby amended to read in its entirety as follows:

ARTICLE I
NAME
The name of the Corporation shall be:
VitalStream Holdings, Inc."

               SECOND:  That, thereafter, the Company circulated to shareholders a written consent of shareholders approving the Amendment (the "Consent"). The number of shares of common stock eligible to vote on the Amendment was 22,232,999. Of such eligible shares, 11,863,462 signed the Consent approving the Amendment, which number is sufficient for approval and adoption of the Amendment.

               THIRD:  That the Amendment was duly adopted in accordance with the provisions of Section 78.390 of the laws of the state of Nevada.

               FOURTH:  That the rights and performances of the capital stock of said corporation shall not be altered by reason of the amendment.

               FIFTH:  That the Amendment shall be effective at 8:00 a.m., Nevada time, on July 26, 2002.

               IN WITNESS WHEREOF, Sensar Corporation (to be known as VitalStream Holdings, Inc.), has caused this certificate to be signed by Paul S. Summers, President, this 15th day of July, 2002.

By	/s/ Paul S. Summers

Paul S. Summers President and Chief Executive Officer

CERTIFICATE OF DESIGNATION
AMENDING THE ARTICLES OF INCORPORATION
OF
VITALSTREAM HOLDINGS, INC.
ESTABLISHING THE
2003 SERIES A PREFERRED STOCK

AND THE

2003 SERIES B PREFERRED STOCK

               Pursuant to Section 78.195 of the Nevada Revised Statutes and Section (a) of Article IV of the Corporation's Articles of Incorporation, the Board of Directors of VitalStream Holdings, Inc. (the "Corporation") has adopted a resolution establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's 2003 Series A Preferred Stock and 2003 Series B Preferred Stock.

               A.   The name of the Corporation is VitalStream Holdings, Inc.

               B.   On September 25, 2003, pursuant to Section (a) of Article IV of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation adopted the following resolutions establishing the 2003 Series A Preferred Stock of the Corporation and the 2003 Series B Preferred Stock of the Corporation:

               RESOLVED that the Board of Directors hereby creates a series of preferred stock of the Corporation to be designated as the "2003 Series A Preferred Stock," which shall consist of 1,000 shares, $0.001 par value, and which shall have the powers, preferences, rights, qualifications, limitations, and restrictions set forth in Part B of this Certificate of Designation; and

               FURTHER RESOLVED that the Board of Directors hereby creates a series of preferred stock of the Corporation to be designated as the "2003 Series B Preferred Stock," which shall consist of 1,100 shares, $0.001 par value, and which shall have the powers, preferences, rights, qualifications, limitations, and restrictions set forth in Part C of this Certificate of Designation.

               A.   Certain Definitions. For purposes of this Certificate of Designation, the following capitalized terms shall have the following meanings:

               1.   "Alliance Factoring and Security Agreements" means the two Factoring and Security Agreements dated June 30, 2003 among Alliance Bank, the Corporation and certain VitalStream Subsidiaries and the Memorandum of Interest in Trademark and Goodwill dated July 7, 2003 among Alliance Bank, the Corporation and certain VitalStream Subsidiaries, as amended, modified, restated, superseded or replaced from time to time.

               2.   "Amended and Restated Notes" means the "Amended and Restated Notes" issued pursuant to the Purchase Agreement, as amended, modified, restated, superseded or replaced from time to time, and any Amended and Restated Notes issued upon the exchange or transfer or in replacement or substitution of all or any portion of the outstanding principal amount of such Amended and Restated Notes.

               3.   "Asset Purchase Agreement" means that certain Amended and Restated Asset Purchase Agreement, dated as of January 15, 2003, by and among the Corporation, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc., as amended, modified, restated, superseded or replaced from time to time.

               4.   "Authorized VitalStream Acquisition Transaction" means a VitalStream Acquisition Transaction which (i) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of the Corporation and (ii) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors.

               5.   "Authorized VitalStream Sale Transaction" means a VitalStream Sale Transaction in which either (i) the consideration to be paid consists solely of Cash Consideration, (ii) each of the following conditions have been satisfied: (a) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of the Corporation, (b) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors, (c) after giving effect to such VitalStream Sale Transaction, the Net Worth of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than the Net Worth of the Corporation immediately prior to the consummation of such VitalStream Sale Transaction, (d) after giving effect to such VitalStream Sale Transaction, the Indebtedness to Equity Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction less than or equal to 0.35, and (e) after giving effect to such VitalStream Sale Transaction, the Current Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than 1.6 or (iii) the acquiring Person in such VitalStream Sale Transaction shall, immediately prior to the consummation of such VitalStream Sale Transaction, (a) have securities listed on a major national or international stock exchange and (b) have a public market capitalization of at least $1,000,000,000.

               6.   "Average Monthly Cash Flow" means, with respect to any period of any Person, the sum of the Cash Flow of such Person for each month (and pro rata portion thereof) during such period divided by the number of months (and pro rata portion thereof) in such period.

               7.   "Board of Directors" means the board of directors of the Corporation.

               8.   "Business Day" means any day other than a Saturday, a Sunday or a day which is a legal holiday in the State of Nevada.

               9.   "Cash" means cash and cash equivalents (including marketable securities and short term Investments).

               10.   "Cash Consideration" means cash and Marketable Securities.

               11.   "Cash Flow" means, with respect to any period of any Person, (i) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) net income or loss (excluding extraordinary or non-recurring items) after taxes and interest plus (b) depreciation expense minus (ii) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) changes in net working capital (which change for purposes hereunder shall be a positive number for an increase in net working capital and a negative number for a decrease in net working capital) plus (b) changes in fixed assets (which change for purposes hereunder shall be a positive number for an increase in fixed assets and a negative number for a decrease in fixed assets) plus (c) the amount of payments and prepayments of principal on any Indebtedness for borrowed money or any Indebtedness evidenced by any Debt Security minus (iii) the amount of proceeds of any Debt Security issued in substitution for, or exchange of, Indebtedness for borrowed money, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice. For the avoidance of any doubt, the parties hereto hereby agree that the calculation of Cash Flow as described immediately above shall be done in accordance with the methodology set forth in Chapter 13 of the text Corporate Finance: A Valuation Approach by Simon Benninga and Oded Sarig.

               12.   "Certificate of Designation" means this Certificate of Designation Amending the Articles of Incorporation of VitalStream Holdings, Inc. Establishing the 2003 Series A Preferred Stock and the 2003 Series B Preferred Stock.

               13.   "Closing Date" has the meaning set forth in the Purchase Agreement.

               14.   "Commitment Shares" means the shares of Common Stock issued as the "Commitment Fee" pursuant to the Initial Note Purchase Agreement and the Subsequent Note Purchase Agreement.

               15.   "Common Stock" means the common stock, par value $0.001 per share of the Corporation.

               16.   "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 5(e) of Part B for the Series A Preferred and Part C for the Series B Preferred, regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the series of Preferred Stock with respect to which the calculation is being made.

               17.   "Convertible Securities" means any capital stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

               18.   "Corporation Optional Series A Redemption" has the meaning set forth in Section 4(b) of Part B.

               19.   "Corporation Optional Series B Redemption" has the meaning set forth in Section 4(b) of Part C.

               20.   "Corporation Optional Series A Redemption Notice" has the meaning set forth in Section 4(b) of Part B.

               21.   "Corporation Optional Series B Redemption Notice" has the meaning set forth in Section 4(b) of Part C.

               22.   "Current Ratio" means, with respect to any Person as of any date, the ratio of (i) the aggregate amount of all current assets of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of all current Liabilities of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

               23.   "Debt Security" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

               24.   "Dolphin" means Dolphin Fund I and Dolphin Fund II.

               25.   "Dolphin Communications" means Dolphin Communications Fund, L.P.

               26.   "Dolphin Communications II" means Dolphin Communications Fund II, L.P.

               27.   "Dolphin Director" has the meaning set forth in the Investor Rights Agreement.

               28.   "Dolphin Fund" means Dolphin Communications and Dolphin Parallel.

               29.   "Dolphin Fund II" means Dolphin Communications II and Dolphin Parallel II.

               30.   "Dolphin Parallel" means Dolphin Communications Parallel Fund, L.P.

               31.   "Dolphin Parallel II" means Dolphin Communications Parallel Fund II (Netherlands), L.P.

               32.   "EBITDA" means, with respect to any period of any Person, (a) the net income or loss (excluding extraordinary or non-recurring items) of such Person for such period plus (b) the sum of the amount of each of the following for such Person for such period to the extent deducted in the computation of such net income or loss: (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense (each item referred to in clauses (a) and (b) above to be calculated in accordance with GAAP in accordance with such Person's past practice on a consistent basis, in each case on a consolidated basis).

               33.   "Equity Securities" means (a) any capital stock or other equity security, (b) any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing any profit participation features, (c) any warrants, options or other rights directly or indirectly to subscribe for or to purchase any capital stock, other equity security or security containing any profit participation features or directly or indirectly to subscribe for or to purchase any security directly or indirectly convertible into or exchangeable for any capital stock, other equity security or security containing profit participation features, or (d) any stock appreciation rights, phantom stock rights or other similar rights.

               34.   "Fair Market Value" means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset, as determined jointly by the Corporation and the holders of a majority of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. If such parties are unable to reach agreement within a reasonable period of time, such "Fair Market Value" shall be determined by an independent appraiser experienced in valuing such type of asset jointly selected by the Corporation and the holders of a majority of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. The determination of such appraiser shall be final and binding upon the parties and the Corporation shall pay the fees and expenses of such appraiser. Notwithstanding the foregoing, the "Fair Market Value" of any security listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market shall be the "Market Price".

               35.   "Fully Diluted Outstanding Common Stock" means the sum of (a) 31,158,392 shares of Common Stock, (b)  the aggregate number of shares of Common Stock issued by the Corporation after the Closing Date pursuant to Section 2(d) of the Asset Purchase Agreement, (c) the aggregate number of shares of Common Stock issued by the Corporation after the Closing Date pursuant to Section 1.4(b) and Section 1.4(c)(iii) of the Merger Agreement; and (d) the number of Option Shares.

               36.   "GAAP" means United States generally accepted accounting principles as in affect from time to time on a consistent basis.

               37.   "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

               38.   "Indebtedness" means at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other Debt Security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business), (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases and (g) any indebtedness secured by a Lien on a Person's assets.

               39.   "Indebtedness to Equity Ratio" means, with respect to any Person as of any date, the quotient of (i) the aggregate amount of Indebtedness of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of stockholders equity of such Person as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

               40.   "Initial Note Purchase Agreement" has the meaning set forth in the Purchase Agreement.

               41.   "Investor Rights Agreement" means that certain Amended and Restated Investor Rights Agreement, dated as of the Closing Date, by and among the Corporation and the securityholders of the Corporation referred to therein, as amended, modified, restated, superseded or replaced from time to time.

               42.   "Junior Preferred Stock" means any share or series of preferred stock, $.001 par value per share, of the Corporation that ranks junior to the Series A Preferred or Series B Preferred with respect to dividends, redemptions or distributions upon liquidation or otherwise.

               43.   "Junior Securities" means any capital stock or other Equity Securities of the Corporation, except for the Series A Preferred and the Series B Preferred.

               44.   "Laws" means all constitutions, statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity.

               45.   "Legal Requirement" means any requirement arising under any action, Law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Entity.

               46.   "Lien" means any mortgage, pledge, restriction, security interest, encumbrance, option, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation or any VitalStream Subsidiaries, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation or any VitalStream Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

               47.   "Market Price" of any security means (a) if such security is listed on an exchange, the average closing price of such security on the principal exchange on which such security is listed, or, if there has been no sale on any such exchange on any day, the average closing price of such security on the principal exchange on the most recent day on which sales of such security have taken place on such exchange or (b) if such security is not listed on an exchange but is quoted through the NASDAQ System, or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, over a period of 5 days consisting of the day as of which "Market Price" is being determined and the 4 consecutive Business Days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the outstanding shares of series of Preferred Stock with respect to which the determination is being. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and the holders of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

               48.   "Marketable Securities" means securities (i) issued by an issuer with a public float equal to or greater than $500,000,000; (ii) that are of a class of securities listed on a major national or international stock exchange or the Nasdaq National Market (or any successor to the Nasdaq National Market); (iii) that constitute, in the aggregate, not more than 3.0% of the outstanding securities of such class; (iv) that are or were issued to the holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in a transaction registered under the Securities Act, or the resale of which by such holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is registered under the Securities Act, and are otherwise freely tradable by such holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, without restriction under applicable federal and state securities Laws; and (v) for which the product of (a) the weekly trading volume for such securities for the five (5) Business Days ending immediately prior to the date of consummation of an Authorized VitalStream Sale Transaction for which such securities are to be issued, multiplied by, (b) four (4), is greater than the aggregate number of shares of securities issued by such issuer as consideration for the Authorized VitalStream Sale Transaction for which such securities are being issued.

               49.   "Merger Agreement" means that certain Merger Agreement, dated as of February 13, 2002, among the Corporation, VitalStream, Inc., and VitalStream Operating Corporation.

               50.   "Net Worth" means, with respect to any Person as of any date, the difference of (i) the aggregate amount of all assets of such Person and all Subsidiaries of such Person on a consolidated basis as of such date minus (ii) the aggregate amount of all Liabilities of such Person and all Subsidiaries of such Person on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

               51.   "Nevada Corporate Code" means the Private Corporations Act of the State of Nevada, contained in Nevada Revised Statutes, Section 78.010 et seq., and any successor statute thereto.

               52.   "Options" means any rights or options directly or indirectly to subscribe for or purchase Common Stock or Convertible Securities.

               53.   "Option Shares" means the aggregate number of shares of capital stock issued by the Corporation pursuant to (a) that certain Option Agreement, dated as of May 10, 2002, by and between the Corporation and Steve Smith, as amended, modified, restated, superseded or replaced from time to time, (b) that certain Option Agreement, dated as of May 10, 2002, by and between the Corporation and David R. Williams, as amended, modified, restated, superseded or replaced from time to time, (c) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and Kevin Herzog, as amended, modified, restated, superseded or replaced from time to time, (d) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and David R. Williams, as amended, modified, restated, superseded or replaced from time to time, and (e) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and Steve Smith, as amended, modified, restated, superseded or replaced from time to time.

               54.   "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

               55.   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a governmental entity or any department, agency or political subdivision thereof.

               56.   "Preferred Equity Securities" means any Equity Security of the Corporation (other than the Series B Preferred or Series A Preferred) that ranks senior to the Common Stock as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, or any Debt Security that is issued with any Equity Security.

               57.   "Preferred Stock" means the preferred stock, $.001 par value, of the Corporation.

               58.   "Purchase Agreement" means that certain Securities Exchange and Purchase Agreement dated as of the Series A Preferred Issue Date, as amended, restated or modified from time to time, pursuant to which, among other things, the Series A Preferred were first issued.

               59.   "Securities Act" means the Securities Act of 1933, as amended.

               60.   "Series A Liquidation Value" of any share of Series A Preferred as of any particular date shall be equal to $1,000, as adjusted for combinations or splits with respect to such share.

               61.   "Series A Preferred " has the meaning set forth in Part B, Section 1.

               62.   "Series A Preferred Issue Date" means the date on which the first share of Series A Preferred was issued.

               63.   "Series A Redemption Date" as to any share of Series A Preferred, means the date specified in the Corporation Optional Series A Redemption Notice of any Corporation Optional Series A Redemption on which such Corporation Optional Series A Redemption shall be consummated; provided, that no such date shall be a Series A Redemption Date unless the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

               64.   "Series B Liquidation Value" of any share of Series B Preferred as of any particular date shall be equal to $1,000, as adjusted for combinations or splits with respect to such share.

               65.   "Series B Preferred" has the meaning set forth in Part C, Section 1.

               66.   "Series B Preferred Issue Date" means, with respect to each separate share of Series B Preferred, the date on which such share of Series B Preferred was issued.

               67.   "Series B Redemption Date" as to any share of Series B Preferred, means the date specified in the Corporation Optional Series B Redemption Notice of any Corporation Optional Series B Redemption on which such Corporation Optional Series B Redemption shall be consummated; provided, that no such date shall be a Series B Redemption Date unless the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series B Preferred is actually paid in full on such date, and if not so paid in full, the Series B Redemption Date shall be the date on which such amount is fully paid.

               68.   "Subsequent Note Purchase Agreement" has the meaning set forth in the Purchase Agreement.

               69.   "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

               70.   "Transaction Agreements" means the Amended and Restated Notes, the Guaranty (as defined in the Purchase Agreement), this Certificate of Designation, the Warrants, the Purchase Agreement, the Investor Rights Agreement, the Security Agreement (as defined in the Purchase Agreement), the Registration Agreement (as defined in the Purchase Agreement) and all other agreements and instruments delivered pursuant to any of the foregoing.

               71.   "Underlying Common Stock " means (i) the Common Stock issued or issuable pursuant to the Asset Purchase Agreement, (ii) the Commitment Shares (iii) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Amended and Restated Notes, (iv) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Series B Preferred, (v) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Series A Preferred initially issued to Dolphin, (vi) the Common Stock issued or issuable upon exercise of the Warrants (assuming the exercise of each such Warrant pursuant to Section 1B(i)(d)(3) of such Warrant) initially issued to Dolphin and (vii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (vi) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Certificate of Designation, (a) any Person who holds Amended and Restated Notes shall be deemed to be the holder of the Underlying Common Stock issuable, directly or indirectly, upon conversion of such Amended and Restated Notes regardless of any restriction or limitation on the conversion of such Amended and Restated Notes, (b) any Person who holds Series B Preferred shall be deemed to be the holder of the Underlying Common Stock issuable upon conversion of such Series B Preferred regardless of any restriction or limitation on the exercise of such Series B Preferred, (c) any Person who holds Series A Preferred shall be deemed to be the holder of the Underlying Common Stock issuable upon conversion of such Series A Preferred regardless of any restriction or limitation on the exercise of such Series A Preferred, and (d) any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock issuable upon exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, and with respect to clauses (a) through (d) above, such Underlying Common Stock shall be deemed to be in existence and such Person shall be entitled to exercise the rights of a holder of such Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (1) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (2) distributed to the public through a broker, dealer or market maker or (3) repurchased by the Corporation or any VitalStream Subsidiary.

               72.   "VitalStream Acquisition Transaction" means (i) the acquisition by the Corporation or any VitalStream Subsidiary of a Person who is not an Affiliate of the Corporation or a substantial portion of the business of such Person by means of any transaction or series of related transactions, including (a) any merger, consolidation or other similar transaction, involving the Corporation or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of the Corporation immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (b) the acquisition by the Corporation or any VitalStream Subsidiary of Equity Securities or Debt Securities of such Person or (c) the acquisition by the Corporation or any VitalStream Subsidiary of the assets of such Person and (ii) the Corporation or any VitalStream Subsidiary entering into a joint venture with a Person who is not an Affiliate of the Corporation.

               73.   "VitalStream Sale Transaction" means the acquisition of the Corporation or any VitalStream Subsidiary or a substantial portion of the business of the Corporation or any VitalStream Subsidiary by a Person who is not an Affiliate of the Corporation by means of any transaction or series of related transactions, including (i) any merger, consolidation or other similar transaction, involving the Corporation or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of the Corporation immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning less than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (ii) the issuance of Equity Securities or Debt Securities by the Corporation or any VitalStream Subsidiary to such Person (and its Affiliates) or the acquisition by such Person (and its Affiliates) of Equity Securities or Debt Securities of the Corporation or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the Corporation or such VitalStream Subsidiary, (iii) any tender or exchange offer that, if consummated, would result in such Person and its Affiliates owning Equity Securities or Debt Securities of the Corporation or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities or Debt Securities of the Corporation or such VitalStream Subsidiary or (iv) the sale of all or substantially all of the assets of the Corporation or any VitalStream Subsidiary.

               74.   "VitalStream Subsidiaries" shall mean the Subsidiaries of the Corporation.

               75.   "Warrants" means those certain Common Stock Purchase Warrants of the Corporation issued pursuant to the Purchase Agreement, including the Additional Warrants (as defined in the Purchase Agreement) and the Amended and Restated Warrants (as defined in the Purchase Agreement).

               76.   "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

All references in Part A to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part A. All references in Part B to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part B. All references in Part C to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part C. All references in Part D to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part D. Identical capitalized terms that are defined in more than one Part shall apply only to the Part in which they are defined.

               B.   Creation of 2003 Series A Preferred.

               1.   Designation and Number of 2003 Series A Preferred. Of the authorized Preferred Stock of the Corporation, 1,000 shares of Preferred Stock shall be designated as 2003 Series A Preferred Stock, $0.001 par value (the "Series A Preferred") and shall have the preferences, limitations, and relative rights set forth in this Part B and in Part D.

               2.   Dividends.

               (a)   General Obligation. When, as and if declared by the Corporation's Board of Directors, and to the extent permitted under the Nevada Corporate Code, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 2. Dividends on each share of the Series A Preferred shall accrue on a monthly basis at the rate of 7.0% per annum of the sum of the Series A Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Series A Preferred Issue Date to and including the first to occur of (i) the date on which the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series A Preferred by the Corporation, (ii) the date on which such share of Series A Preferred is converted into shares of Common Stock hereunder, (iii) the date on which such share of Series A Preferred is otherwise acquired by the Corporation or (iv) January 15, 2006. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

               (b)   Dividend Payment Dates.

               (i)   Discretionary. Except as set forth in subsections (ii) and (iii) of this Section 2(b), Section 2(d) and Section 3, all dividends which have accrued on the Series A Preferred shall be payable only when, as and if declared by the Corporation's Board of Directors.

               (ii)   Redemption Upon Authorized VitalStream Sale Transaction. In connection with any redemption of the Series A Preferred pursuant to Section 4(a), accrued and unpaid dividends with respect to redeemed shares of Series A Preferred shall be paid as provided in Section 4(a)(ii).

               (iii)   Redemption Upon Corporation Optional Series A Redemption. In connection with any redemption of the Series A Preferred pursuant to Section 4(b), accrued and unpaid dividends with respect to redeemed shares of Series A Preferred shall be paid as provided in Section 4(b).

               (iv)   Conversion Into Common Stock. Upon conversion of any share of Series A Preferred into shares of Common Stock, the accrued but unpaid dividends with respect to such share of Series A Preferred shall be payable by the Corporation on the date of conversion of such share of Series A Preferred in cash or, at the discretion of the Corporation, a number of fully-paid, nonassessable shares of Common Stock equal to the aggregate amount of such accrued but unpaid dividends divided by the Series A Conversion Price then in effect.

               (c)   Distribution of Partial Dividend Payments. Except as otherwise provided herein, in the event that the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of the Series A Preferred and the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred and the Series B Preferred held by each such holder.

               (d)   Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               (e)   Inability to Pay Dividends. If the Corporation is not permitted under applicable Law to pay any portion of the accrued and unpaid dividends on the Series A Preferred that the Corporation is obligated to pay with respect to the Series A Preferred, then, at the option of the holder the Corporation shall (i) cause all accrued but unpaid dividends to be converted into a number of shares of Common Stock equal to the amount of such accrued but unpaid dividends divided by the Series A Conversion Price then in effect, or (ii) pay such dividends to the holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

               3.   Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash (the "Series A Liquidation Preference") equal to the greater of (i) the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) for all shares of Series A Preferred held by such holder and (ii) the aggregate amount to which such holder would be entitled as the holder of the number of shares of Underlying Common Stock into which such shares of Series A Preferred (plus all accrued and unpaid dividends thereon) could then be converted pursuant to the provisions of Section 5 hereof (assuming the conversion of all outstanding shares of Series A Preferred and Series B Preferred (including all shares of Series A Preferred and Series B Preferred held by such holder) at the date fixed for such liquidation, dissolution or winding up of the Corporation), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series A Preferred and Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed shall be distributed ratably among such holders based upon the sum of the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series A Preferred held by each such holder and the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon) of the Series B Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 20 days prior to the payment date stated therein, to each record holder of Series A Preferred.

               4.   Redemptions.

               (a)   Redemption in the Event of an Authorized VitalStream Sale Transaction

               (i)   In the event of an Authorized VitalStream Sale Transaction, the Corporation shall give prompt written notice no later than thirty (30) days before the consummation of such Authorized VitalStream Sale Transaction describing in reasonable detail the material terms and the expected date of consummation (the "Authorized VitalStream Sale Transaction Closing Date") of the Authorized VitalStream Sale Transaction to each holder of Series A Preferred and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred then held by such holder at a price per share of Series A Preferred equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) thereof by giving written notice (an "Authorized VitalStream Sale Transaction Redemption Election") to the Corporation of such election at any time on or prior to the Authorized VitalStream Sale Transaction Closing Date.

               (ii)   Upon receipt of any Authorized VitalStream Sale Transaction Redemption Election and as a condition to closing of the Authorized VitalStream Sale Transaction, the Corporation shall be obligated to redeem the aggregate number of shares of Series A Preferred (plus all accrued and unpaid dividends thereon) specified in the Authorized VitalStream Sale Transaction Redemption Election on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction. For each share of Series A Preferred which is to be redeemed, the Corporation shall be obligated on the Authorized VitalStream Sale Transaction Closing Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series A Preferred) an amount of Cash Consideration equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share (such Cash Consideration to be paid to the holder thereof in cash and Marketable Securities in the same proportions as the cash and Marketable Securities that are paid as consideration in connection with such Authorized VitalStream Sale Transaction). If the funds of the Corporation legally available for redemption of shares of Series A Preferred and shares of Series B Preferred with respect to which a redemption election has been made on any Authorized VitalStream Sale Transaction Closing Date are insufficient to redeem the total number of shares of Series A Preferred and Series B Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred and Series B Preferred ratably among the holders of the shares of Series A Preferred and Series B Preferred to be redeemed based upon the sum of the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series A Preferred held by each such holder and the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon) of such shares of Series B Preferred held by each such holder. Any shares of Series A Preferred with respect to which a Authorized VitalStream Sale Transaction Election was timely submitted but which were not redeemed on any Authorized VitalStream Sale Transaction Closing Date as a result of the insufficiency of funds shall remain outstanding and entitled to all of the powers, rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for such redemption of shares of Series A Preferred and Series B Preferred, such funds shall immediately be used to ratably redeem the balance of the shares of Series A Preferred and Series B Preferred which the Corporation has become obligated to redeem on the Authorized VitalStream Sale Transaction Closing Date but which it has not redeemed.

               (iii)   If any proposed Authorized VitalStream Sale Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the Authorized VitalStream Sale Transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

               (b)   Optional Redemption at the Election of the Corporation. At any time after the sixth anniversary of the Closing Date, the Corporation may redeem (the "Corporation Optional Series A Redemption") all (and not less than all) of the shares of Series A Preferred as are then outstanding at a price per share equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon). The Corporation may elect to require the holders of the outstanding shares of Series A Preferred to effect the Corporation Optional Series A Redemption by giving written notice (a "Corporation Optional Series A Redemption Notice") to the holders of Series A Preferred of such election and setting forth the Series A Redemption Date. Any proposed redemption pursuant to this Section 4(b) shall only be made by the Corporation if the funds of the Corporation legally available for redemption of shares of Series A Preferred on any Series A Redemption Date are sufficient to redeem all outstanding shares of Series A Preferred on such date.

               (c)   Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

               (d)   Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of shares of Series A Preferred owned by each such holder.

               5.   Conversion. The holders of the 2003 Series A Preferred shall have conversion rights and obligations as follows:

               (a)   Right to Convert. At any time and from time to time (including after receipt of a Corporation Optional Series A Redemption Notice), any holder of Series A Preferred may convert all or any portion of the shares of Series A Preferred held by such holder into that number of fully-paid, nonassessable shares of Common Stock determined by multiplying the number of shares of Series A Preferred to be converted times the Series A Liquidation Value (but not accrued and unpaid dividends thereon), and dividing the result by the Series A Conversion Price then in effect. The number of shares of Common Stock into which each share of Series A Preferred may be converted is referred to as the "Series A Conversion Rate" of such share of Series A Preferred.

               (b)   Automatic Conversion.

               (i)   In the event of an Authorized VitalStream Sale Transaction, and subject to compliance by the Corporation with the provisions set forth in Section 4(a) above, each share of Series A Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has not been delivered on or prior to the third Business Day prior to the Authorized VitalStream Sale Transaction Closing Date, shall automatically be converted on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series A Conversion Rate of such share of Series A Preferred.

               (ii)   Each share of Series A Preferred shall automatically be converted into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series A Conversion Rate of such share of Series A Preferred upon the receipt by the Corporation of a written request for such conversion from the holders of a majority of the Series A Preferred then outstanding, or, if later, the effective date for conversion specified in such request. Any mandatory conversion pursuant to this Section 5(b)(ii) shall only be effected at the time of and subject to such election of the holders of a majority of shares of Series A Preferred then outstanding.

               (iii)   The Corporation shall mail written notice of any mandatory conversion pursuant to this Section 5 to each record holder of Series A Preferred setting forth the instructions for the surrender of the certificate or certificates representing the shares of Series A Preferred held by such holder and the exchange of such certificate or certificates for a certificate or certificates representing Underlying Common Stock.

               (c)   Mechanics of Conversion.

               (i)   Except as otherwise provided herein, each conversion of a share of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the duly endorsed certificate or certificates representing the share of Series A Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such share of Series A Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Underlying Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Underlying Common Stock represented thereby.

               (ii)   The conversion rights of any share of Series A Preferred subject to redemption hereunder shall terminate on the Series A Redemption Date for such share of Series A Preferred or on the Authorized VitalStream Sale Transaction Closing Date for any share of Series A Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has been delivered, unless the Corporation has failed to pay to the holder thereof the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred, in which case the conversion rights shall terminate on the date on which such amount is fully paid.

               (iii)   Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with an Authorized VitalStream Sale Transaction or any other transaction or event, the conversion of any shares of Series A Preferred may, at the election of the holder of such Series A Preferred, be conditioned upon the occurrence of such transaction or event in which case such conversion shall not be deemed to be effective until immediately prior to the occurrence of such transaction or event.

               (iv)   As soon as possible after a conversion has been effected (but in any event within five Business Days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

               (1)   a certificate or certificates representing the number of shares of Underlying Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (2)   a cash payment in an amount equal to the amount payable under Section 5(c)(vii) below with respect to such conversion;

               (3)   to the extent not elected to be converted by the Corporation pursuant to Section 2(b)(iii), payment in an amount equal to all accrued but unpaid dividends with respect to each share of Series A Preferred converted; and

               (4)   a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (v)   The issuance of certificates for shares of Underlying Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Underlying Common Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Underlying Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (vi)   The Corporation shall not close its books against the transfer of Series A Preferred or of Underlying Common Stock in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (vii)   If any fractional interest in a share of Underlying Common Stock would, except for the provisions of this Section 5(c)(vii), be deliverable upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

               (viii)   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, the number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Underlying Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               (ix)   If the shares of Underlying Common Stock issuable by reason of such conversion of Series A Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares of Series A Preferred to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Underlying Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Underlying Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

               (d)   Series A Conversion Price.

               (i)   The initial Series A Conversion Price of a share of Series A Preferred shall be equal to $0.235 per share. In order to prevent dilution of the conversion rights granted under this Section 5, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5(d).

               (ii)   If at any time during the period beginning on the Series A Preferred Issue Date and ending on January 15, 2006, the Corporation issues or sells, or in accordance with Section 5(e) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the Series A Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, that there shall be no adjustment in the Series A Conversion Price pursuant to this Section 5(d)(ii) as a result of any issuance or sale (or, in accordance with Section 5(e), any deemed issuance or sale) of shares of Common Stock (A) which are outstanding on the Series A Preferred Issue Date, (B) upon issuance of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement, (C) upon issuance of any Warrants, (D) upon conversion of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement (or upon issuance or conversion of any Series B Preferred or other Preferred Equity Securities issuable upon conversion of any Amended and Restated Notes issued pursuant to the Purchase Agreement), (E) upon exercise of any Warrants, (F) upon exercise of any Options or conversion of any Convertible Securities outstanding on January 15, 2003, (G) to the directors or employees of, or consultants to, the Corporation and the VitalStream Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including any shares of its Common Stock issued or issuable upon exercise of Options granted pursuant to such plans), up to an aggregate of 8,000,000 shares of Common Stock (including any shares of its Common Stock issued (or, in accordance with Section 5(e) any deemed issuance or sale) pursuant to such plans before, on or after the Closing Date) (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock), (H) as a dividend or other distribution on the outstanding shares of its Common Stock (provided such dividend or other distribution causes an adjustment to the Conversion Price pursuant to Section 5(e)), (I) in connection with a stock split or subdivision of its outstanding Common Stock (provided such stock split or subdivision causes an adjustment to the Conversion Price pursuant to Section 5(e)), or (J) in connection with equipment lease financing transactions, real estate leasing transactions, strategic partnering arrangements and other similar transaction provided such issuances are (1) approved by the Board of Directors and (2) primarily for purposes other than an Equity Securities or Debt Securities financing (including any shares of its Common Stock issued or issuable upon exercise of Options or conversion of Convertible Securities granted in connection therewith).

               (e)   Effect on Series A Conversion Price of Certain Events. For purposes of determining the adjusted Series A Conversion Price under Section 5(d), the following shall be applicable:

               (i)   Issuance of Rights or Options. If the Corporation in any manner grants any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities in accordance with their terms.

               (ii)   Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities in accordance with their terms, and if any such issue or sale of such Convertible Securities is made upon exercise in accordance with their terms of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

               (iii)   Change in Option Price or Series A Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in an increase of the Series A Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred. For purposes of this Section 5(e), if the terms of any Option or Convertible Security which was outstanding as of the Series A Preferred Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series A Conversion Price hereunder to be increased. No adjustment of the Series A Conversion Price for the Series A Preferred shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price on the Series A Preferred Issue Date, or (b) the Series A Conversion Price that would have resulted from any actual issuance of additional shares of Common Stock between the Series A Preferred Issue Date and such readjustment date.

               (iv)   Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be its Fair Market Value.

               (v)   Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocable to such Option or Convertible Security by the parties thereto, the Option or Convertible Security, as the case may be, shall be deemed to have been issued for a consideration of $0.01.

               (vi)   Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (vii)   Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (f)   Subdivision or Combination of Common Stock. If after the Series A Preferred Issue Date the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and if after the Series A Preferred Issue Date the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.1

1  For example, (1) if the Corporation consummates a two for one stock split of its Common Stock, the Series A Conversion Price shall be reduced to fifty percent of the Series A Conversion Price then in effect and (2) if the Corporation consummates a two for one reverse stock split of its Common Stock, the Series A Conversion Price shall be increased to two hundred percent of the Series A Conversion Price then in effect.

               (g)   Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction (other than an Authorized VitalStream Sale Transaction) which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, unless the Series A Preferred are to be converted or redeemed at the closing of such Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each holder of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Underlying Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series A Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Underlying Common Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (h)   If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred; provided, that no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to Section 5(e) or decrease the number of shares of Underlying Common Stock issuable upon conversion of each share of Series A Preferred.

               (i)   Notices.

               (i)   Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred setting forth in reasonable detail the calculation of such adjustment.

               (ii)   The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii)   The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change, liquidation or dissolution shall take place.

               6.   Liquidating Dividends. If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Underlying Common Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               7.   Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Underlying Common Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               C.   Creation of 2003 Series B Preferred.

               1.   Designation and Number of 2003 Series B Preferred. Of the authorized Preferred Stock of the Corporation, 1,100 shares of Preferred Stock shall be designated as 2003 Series B Preferred Stock, $0.001 par value (the "Series B Preferred") and shall have the preferences, limitations, and relative rights set forth in this Part C and in Part D. Shares of Series B Preferred shall be issuable only upon conversion of Amended and Restated Notes on the terms set forth in the Amended and Restated Notes.

               2.   Dividends.

               (a)   General Obligation. When, as and if declared by the Corporation's Board of Directors, and to the extent permitted under the Nevada Corporate Code, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in this Section 2.

               (i)   Accrued Dividend Rights. Upon conversion of any portion of the principal amount of any Amended and Restated Note into shares of Series B Preferred, all amounts of "Unconverted Interest" (as defined in the Amended and Restated Notes) with respect to the converted principal amount that is not paid at the time of such conversion and that pursuant to Section 1(b)(i) of the Amended and Restated Notes converts into an "Accrued Dividend" shall become, upon the issuance of shares of Series B Preferred upon such conversion, an accumulated but unpaid dividend relating to (and allocated pro rata among) the shares of Series B Preferred issued upon such conversion (such accumulated but unpaid dividend, an "Accrued Dividend"). Accrued Dividends shall be payable when, as and if declared by the Corporation's Board of Directors on the same terms as dividends accruing under Section 2(a)(ii) and, except as otherwise provided, all references to "dividends" in this Part C shall include Accrued Dividends.

               (ii)   Accruing Dividends. Dividends on each share of the Series B Preferred shall accrue on a monthly basis at the rate of 7.0% per annum of the sum of the Series B Liquidation Value thereof plus all accumulated and unpaid dividends thereon (including Accrued Dividends) from and including the Series B Preferred Issue Date of such shares of Series B Preferred to and including the first to occur of (i) the date on which the Series B Liquidation Value (plus all accrued and unpaid dividends thereon (including Accrued Dividends)) of such share of Series B Preferred is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series B Preferred by the Corporation, (ii) the date on which such share of Series B Preferred is converted into shares of Common Stock hereunder, (iii) the date on which such share of Series B Preferred is otherwise acquired by the Corporation or (iv) January 15, 2006. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any particular share of Series B Preferred shall be deemed to be Series B Preferred Issue Date regardless of the number of times transfer of such share of Series B Preferred is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred.

               (b)   Dividend Payment Dates.

               (i)   Discretionary. Except as set forth in subsections (ii) and (iii) of this Section 2(b), Section 2(d) and Section 3, all dividends which have accrued on the Series B Preferred shall be payable only when, as and if declared by the Corporation's Board of Directors.

               (ii)   Redemption Upon Authorized VitalStream Sale Transaction. In connection with any redemption of the Series B Preferred pursuant to Section 4(a), accrued and unpaid dividends with respect to redeemed shares of Series B Preferred shall be paid as provided in Section 4(a)(ii).

               (iii)   Redemption Upon Corporation Optional Series B Redemption. In connection with any redemption of the Series B Preferred pursuant to Section 4(b), accrued and unpaid dividends with respect to redeemed shares of Series B Preferred shall be paid as provided in Section 4(b).

               (iv)   Conversion Into Common Stock. Upon conversion of any share of Series B Preferred into shares of Common Stock, the accrued but unpaid dividends (including all Accrued Dividends) with respect to such share of Series B Preferred shall be payable by the Corporation on the date of conversion of such share of Series B Preferred in cash or, at the discretion of the Corporation, a number of fully-paid, nonassessable shares of Common Stock equal to the aggregate amount of such accrued but unpaid dividends (including all Accrued Dividends) divided by the Series B Conversion Price then in effect.

               (c)   Distribution of Partial Dividend Payments. Except as otherwise provided herein, in the event that the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of the Series A Preferred and the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred and the Series B Preferred held by each such holder.

               (d)   Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               (e)   Inability to Pay Dividends. If the Corporation is not permitted under applicable Law to pay any portion of the accrued and unpaid dividends on the Series B Preferred that the Corporation is obligated to pay with respect to the Series B Preferred, then, at the option of the holder the Corporation shall (i) cause all accrued but unpaid dividends to be converted into a number of shares of Common Stock equal to the amount of such accrued but unpaid dividends divided by the Series B Conversion Price then in effect, or (ii) pay such dividends to the holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

               3.   Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash (the "Series B Liquidation Preference") equal to the greater of (i) the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) for all shares of Series B Preferred held by such holder and (ii) the aggregate amount to which such holder would be entitled as the holder of the number of shares of Underlying Common Stock into which such shares of Series B Preferred (plus all accrued and unpaid dividends thereon) could then be converted pursuant to the provisions of Section 5 hereof (assuming the conversion of all outstanding shares of Series B Preferred and Series A Preferred (including all shares of Series B Preferred and Series A Preferred held by such holder) at the date fixed for such liquidation, dissolution or winding up of the Corporation), and the holders of Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series B Preferred and Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed shall be distributed ratably among such holders based upon the sum of the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series B Preferred held by each such holder and the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series A Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 20 days prior to the payment date stated therein, to each record holder of Series B Preferred.

               4.   Redemptions.

               (a)   Redemption in the Event of an Authorized VitalStream Sale Transaction

               (i)   In the event of an Authorized VitalStream Sale Transaction, the Corporation shall give prompt written notice no later than thirty (30) days before the consummation of such Authorized VitalStream Sale Transaction describing in reasonable detail the material terms and the expected date of consummation (the "Authorized VitalStream Sale Transaction Closing Date") of the Authorized VitalStream Sale Transaction to each holder of Series B Preferred, and the Corporation shall give each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series B Preferred may require the Corporation to redeem all or any portion of the Series B Preferred then held by such holder at a price per share of Series B Preferred equal to the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) thereof by giving written notice (an "Authorized VitalStream Sale Transaction Redemption Election") to the Corporation of such election at any time on or prior to the Authorized VitalStream Sale Transaction Closing Date.

               (ii)   Upon receipt of any Authorized VitalStream Sale Transaction Redemption Election, as a condition to closing of the Authorized VitalStream Sale Transaction and conditioned upon the closing of the Authorized VitalStream Sale Transaction, the Corporation shall be obligated to redeem the aggregate number of shares of Series B Preferred (plus all accrued and unpaid dividends thereon) specified in the Authorized VitalStream Sale Transaction Redemption Election on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction. For each share of Series B Preferred which is to be redeemed, the Corporation shall be obligated on the Authorized VitalStream Sale Transaction Closing Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series B Preferred) an amount of Cash Consideration equal to the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share (such Cash Consideration to be paid to the holder thereof in cash and Marketable Securities in the same proportions as the cash and Marketable Securities that are paid as consideration in connection with such Authorized VitalStream Sale Transaction). If the funds of the Corporation legally available for redemption of shares of Series B Preferred and shares of Series A Preferred with respect to which a redemption election has been made on any Authorized VitalStream Sale Transaction Closing Date are insufficient to redeem the total number of shares of Series B Preferred and Series A Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series B Preferred and Series A Preferred ratably among the holders of the shares of Series B Preferred and Series A Preferred to be redeemed based upon the sum of the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series B Preferred held by each such holder and the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series A Preferred held by each such holder. Any shares of Series B Preferred with respect to which an Authorized VitalStream Sale Transaction Election was timely submitted but which were not redeemed on any Authorized VitalStream Sale Transaction Closing Date as a result of the insufficiency of funds shall remain outstanding and entitled to all of the powers, rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for such redemption of shares of Series B Preferred and Series A Preferred, such funds shall immediately be used to ratably redeem the balance of the shares of Series B Preferred and Series A Preferred which the Corporation has become obligated to redeem on the Authorized VitalStream Sale Transaction Closing Date but which it has not redeemed.

               (iii)   If any proposed Authorized VitalStream Sale Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the Authorized VitalStream Sale Transaction, any holder of Series B Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

               (b)   Optional Redemption at the Election of the Corporation

. At any time after the sixth anniversary of the Closing Date, the Corporation may redeem (the "Corporation Optional Series B Redemption") all (and not less than all) of the shares of Series B Preferred as are then outstanding at a price per share equal to the Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon). The Corporation may elect to require the holders of the outstanding shares of Series B Preferred to effect the Corporation Optional Series A Redemption by giving written notice (a "Corporation Optional Series B Redemption Notice") to the holders of Series B Preferred of such election and setting forth the Series B Redemption Date. Any proposed redemption pursuant to this Section 4(b) shall only be made by the Corporation if the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Series B Redemption Date are sufficient to redeem all outstanding shares of Series B Preferred on such date.

               (c)   Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

               (d)   Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series B Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series B Preferred on the basis of the number of shares of Series B Preferred owned by each such holder.

               5.   Conversion. The holders of the 2003 Series B Preferred shall have conversion rights and obligations as follows:

               (a)   Right to Convert. At any time and from time to time (including after receipt of a Corporation Optional Series B Redemption Notice), any holder of Series B Preferred may convert all or any portion of the shares of Series B Preferred held by such holder into that number of fully-paid, nonassessable shares of Common Stock determined by multiplying the number of shares of Series B Preferred to be converted times the Series B Liquidation Value (but not accrued and unpaid dividends thereon), and dividing the result by the Series B Conversion Price then in effect. The number of shares of Common Stock into which each share of Series B Preferred may be converted is referred to as the "Series B Conversion Rate" of such share of Series B Preferred.

               (b)   Automatic Conversion.

               (i)   In the event of an Authorized VitalStream Sale Transaction, and subject to compliance by the Corporation with the provisions set forth in Section 4(a) above, each share of Series B Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has not been delivered on or prior to the third Business Day prior to the Authorized VitalStream Sale Transaction Closing Date, shall automatically be converted on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series B Conversion Rate of such share of Series B Preferred.

               (ii)   Each share of Series B Preferred shall automatically be converted into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series B Conversion Rate of such share of Series B Preferred upon the receipt by the Corporation of a written request for such conversion from the holders of a majority of the Series B Preferred then outstanding, or, if later, the effective date for conversion specified in such request. Any mandatory conversion pursuant to this Section 5(b)(ii) shall only be effected at the time of and subject to such election of the holders of a majority of shares of Series B Preferred then outstanding.

               (iii)   The Corporation shall mail written notice of any mandatory conversion pursuant to this Section 5 to each record holder of Series B Preferred setting forth the instructions for the surrender of the certificate or certificates representing the shares of Series B Preferred held by such holder and the exchange of such certificate or certificates for a certificate or certificates representing Underlying Common Stock.

               (c)   Mechanics of Conversion.

               (i)   Except as otherwise provided herein, each conversion of a share of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the duly endorsed certificate or certificates representing the share of Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such share of Series B Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Underlying Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Underlying Common Stock represented thereby.

               (ii)   The conversion rights of any share of Series B Preferred subject to redemption hereunder shall terminate on the Series B Redemption Date for such share of Series B Preferred or on the Authorized VitalStream Sale Transaction Closing Date for any share of Series B Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has been delivered, unless the Corporation has failed to pay to the holder thereof the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series B Preferred, in which case the conversion rights shall terminate on the date on which such amount is fully paid.

               (iii)   Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with an Authorized VitalStream Sale Transaction Closing Date or any other transaction or event, the conversion of any shares of Series B Preferred may, at the election of the holder of such Series B Preferred, be conditioned upon the occurrence of such transaction or event in which case such conversion shall not be deemed to be effective until immediately prior to the occurrence of such transaction or event.

               (iv)   As soon as possible after a conversion has been effected (but in any event within five Business Days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

               (1)   a certificate or certificates representing the number of shares of Underlying Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (2)   a cash payment in an amount equal to the amount payable under Section 5(c)(vii) below with respect to such conversion;

               (3)   to the extent not elected to be converted pursuant to Section 2(b)(iii), payment in an amount equal to all accrued but unpaid dividends with respect to each share of Series B Preferred converted; and

               (4)   a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (v)   The issuance of certificates for shares of Underlying Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Underlying Common Stock. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Underlying Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (vi)   The Corporation shall not close its books against the transfer of Series B Preferred or of Underlying Common Stock in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (vii)   If any fractional interest in a share of Underlying Common Stock would, except for the provisions of this Section 5(c)(vii), be deliverable upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

               (viii)   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, the number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Series B Preferred. All shares of Underlying Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               (ix)   If the shares of Underlying Common Stock issuable by reason of such conversion of Series B Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares of Series B Preferred to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Underlying Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Underlying Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

               (d)   Series B Conversion Price.

               (i)   The initial Series B Conversion Price of a share of Series B Preferred shall be equal to (i) 0.85 multiplied by (ii) $1,100,000 divided by the difference between (a) the Fully Diluted Outstanding Common Stock divided by 0.868 minus (b) the Fully Diluted Outstanding Common Stock. In order to prevent dilution of the conversion rights granted under this Section 5, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5(d).

               (ii)   If at any time during the period beginning on the Series B Preferred Issue Date and ending on January 15, 2006, the Corporation issues or sells, or in accordance with Section 5(e) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B Conversion Price shall be reduced to the Series B Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, that there shall be no adjustment in the Series B Conversion Price pursuant to this Section 5(d)(ii) as a result of any issuance or sale (or, in accordance with Section 5(e), any deemed issuance or sale) of shares of Common Stock (A) which are included in the calculation of the number of shares of Fully Diluted Outstanding Common Stock, (B) upon issuance of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement, (C) upon issuance of any Warrants, (D) upon conversion of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement (or upon issuance or conversion of any Series B Preferred or other Preferred Equity Securities issuable upon conversion of any Amended and Restated Notes issued pursuant to the Purchase Agreement), (E) upon exercise of any Warrants, (F) upon exercise of any Options or conversion of any Convertible Securities outstanding on January 15, 2003, (G) to the directors or employees of, or consultants to, the Corporation and the VitalStream Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including any shares of its Common Stock issued or issuable upon exercise of Options granted pursuant to such plans), up to an aggregate of 8,000,000 shares of Common Stock (including any shares of its Common Stock issued (or, in accordance with Section 5(e) any deemed issuance or sale) pursuant to such plans before, on or after the Closing Date) (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock), (H) as a dividend or other distribution on the outstanding shares of its Common Stock (provided such dividend or other distribution causes an adjustment to the Conversion Price pursuant to Section 5(e)), (I) in connection with a stock split or subdivision of its outstanding Common Stock (provided such stock split or subdivision causes an adjustment to the Conversion Price pursuant to Section 5(e)), or (J) in connection with equipment lease financing transactions, real estate leasing transactions, strategic partnering arrangements and other similar transaction provided such issuances are (1) approved by the Board of Directors and (2) primarily for purposes other than an Equity Securities or Debt Securities financing (including any shares of its Common Stock issued or issuable upon exercise of Options or conversion of Convertible Securities granted in connection therewith).

               (e)   Effect on Series B Conversion Price of Certain Events. For purposes of determining the adjusted Series B Conversion Price under Section 5(d), the following shall be applicable:

               (i)   Issuance of Rights or Options. If the Corporation in any manner grants any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities in accordance with their terms.

               (ii)   Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities in accordance with their terms, and if any such issue or sale of such Convertible Securities is made upon exercise in accordance with their terms of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

               (iii)   Change in Option Price or Series B Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in an increase of the Series B Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred. For purposes of this Section 5(e), if the terms of any Option or Convertible Security which was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series B Conversion Price hereunder to be increased. No adjustment of the Series B Conversion Price for the Series B Preferred shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price on the Series B Preferred Issue Date, or (b) the Series B Conversion Price that would have resulted from any actual issuance of additional shares of Common Stock between the Series B Preferred Issue Date and such readjustment date.

               (iv)   Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be its Fair Market Value.

               (v)   Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocable to such Option or Convertible Security by the parties thereto, the Option or Convertible Security, as the case may be, shall be deemed to have been issued for a consideration of $0.01.

               (vi)   Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (vii)   Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (f)   Subdivision or Combination of Common Stock. If after the Series B Preferred Issue Date the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and if after the Series B Preferred Issue Date the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.2

2  For example, (1) if the Corporation consummates a two for one stock split of its Common Stock, the Series B Conversion Price shall be reduced to fifty percent of the Series B Conversion Price then in effect and (2) if the Corporation consummates a two for one reverse stock split of its Common Stock, the Series B Conversion Price shall be increased to two hundred percent of the Series B Conversion Price then in effect.

               (g)   Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction (other than an Authorized VitalStream Sale Transaction) which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, unless the Series B Preferred are to be converted or redeemed at the closing of such Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each holder of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Underlying Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Underlying Common Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series B Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (h)   If any event occurs of the type contemplated by the provisions of Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred; provided, that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to Section 5(e) or decrease the number of shares of Underlying Common Stock issuable upon conversion of each share of Series B Preferred.

               (i)   Notices.

               (i)   Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred and Amended and Restated Notes setting forth in reasonable detail the calculation of such adjustment.

               (ii)   The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii)   The Corporation shall also give written notice to the holders of Series B Preferred at least 20 days prior to the date on which any Organic Change, liquidation or dissolution shall take place.

               6.   Liquidating Dividends. If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Underlying Common Stock had such Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               7.   Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Underlying Common Stock acquirable upon conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               D.   Additional Series A Preferred and Series B Preferred Provisions.

               1.   Restrictive Covenants.

               (a)   In addition to any action otherwise required by the Articles of Incorporation or applicable Law, at any time that any shares of Series A Preferred or Series B Preferred remain outstanding and the Underlying Common Stock constitutes at least ten (10) percent of the Corporation's outstanding Common Stock, the Corporation shall not take any of the following actions without the prior written authorization and approval of the holders of a majority of the Underlying Common Stock.

               (i)   merge or consolidate with any Person, or permit any of the VitalStream Subsidiaries to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary), except, so long as the Dolphin Director continues to be a member of the Board of Directors, for any merger or consolidation (A) in which the pro forma consolidated Average Monthly Cash Flow of the Person with whom the Corporation or any of the VitalStream Subsidiaries will merge or consolidate for the twelve (12) month period immediately following the execution of a definitive agreement relating to such merger or consolidation (as determined, by the Board of Directors in its good faith judgment) is greater than $0.00 and (B) which constitutes either (i) an Authorized VitalStream Sale Transaction or (ii) an Authorized VitalStream Acquisition Transaction;

               (ii)   sell, lease or otherwise dispose of, or permit any of the VitalStream Subsidiaries to sell, lease or otherwise dispose of, in the aggregate, more than 17.5% of the consolidated assets of the Corporation and the VitalStream Subsidiaries (computed on the basis of the greater of (A) book value determined in accordance with GAAP consistently applied or (B) Fair Market Value, except for (i) any sale, lease or other disposition of assets in the Ordinary Course of Business, (ii) any sale, lease or other disposition of assets required by any Law or Legal Requirement in order to permit the Corporation or any VitalStream Subsidiary to consummate an acquisition (whether by a purchase of assets, purchase of stock, merger or otherwise) of any interest in a Person or such Person's business; provided, that, (Y) to the extent required, such acquisition has been approved by the holders of the Amended and Restated Notes (Z), such acquisition has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors or (iii) any sale of assets which constitutes an Authorized VitalStream Sale Transaction (for the avoidance of any doubt, the granting of a security interest to a secured lender by the Corporation or any VitalStream Subsidiary in its accounts receivable in connection with the establishment by the Corporation or any VitalStream Subsidiary of a secured credit facility shall not constitute a sale, lease or otherwise disposition of the assets of the Corporation or any VitalStream Subsidiary for purposes of this Section 1(a)(ii));

               (iii)   liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), except for any liquidation, dissolution, recapitalization or reorganization effectuated in connection with the consummation of (A) an Authorized VitalStream Sale Transaction or (B) an Authorized VitalStream Acquisition Transaction;

               (iv)   create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which VitalStream is not the surviving entity), or permit any of the VitalStream Subsidiaries to create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which such VitalStream Subsidiary is not the surviving entity), Indebtedness other than Indebtedness arising under the Amended and Restated Notes, or to the extent classified as Indebtedness, any shares of Series B Preferred or Series A Preferred, and except for (A) any Indebtedness incurred under capitalized leases entered into in the Ordinary Course of Business, (B) any Indebtedness of the surviving Person of an Authorized VitalStream Sale Transaction or Authorized VitalStream Acquisition Transaction if (i) the Indebtedness to Equity Ratio of such surviving Person is less than or equal to .35, or (ii) the securities of such surviving Person are Listed Securities and have a public market capitalization of at least $1,000,000,000, or (C) any Indebtedness incurred under one or more commercial bank loans or other credit facilities with one or more commercial banking institutions in an aggregate amount not exceeding $1,500,000 (with Indebtedness outstanding under the Alliance Factoring and Security Agreements counting against such $1,500,000 limit) as determined on a consolidated basis; provided, that, with respect to any Indebtedness described in clause (C) above, the Indebtedness evidenced by the Amended and Restated Notes (if any are outstanding) ranks pari passu as to seniority with respect to any Lien granted in any assets of VitalStream or any VitalStream Subsidiary to secure such Indebtedness (other than with respect to any Lien granted in the accounts receivable of VitalStream or any VitalStream Subsidiary);

               (v)   change the nature of the business or operations of the Corporation or any VitalStream Subsidiaries or enter into or allow any VitalStream Subsidiaries to enter into the ownership, active management or operation of a line of business other than that line of business in which the Corporation and the VitalStream Subsidiaries engage as of the Closing Date; provided, that the Corporation may continue to employ new technologies and provide new services which become commonly employed or provided by, or in the good faith judgment of the management of the Corporation, are reasonably expected to become commonly employed or provided by, companies engaged in the Corporation's or the VitalStream Subsidiaries' line of business;

               (vi)   become subject to, or permit any VitalStream Subsidiary to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any of the VitalStream Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any VitalStream Subsidiaries or (B) the Corporation's or any VitalStream Subsidiaries' right to perform the provisions of any of the Amended and Restated Notes or the Transaction Agreements;

               (vii)   except as required by the terms of the Series A Preferred or Series B Preferred, directly or indirectly redeem, purchase or otherwise acquire, or permit any VitalStream Subsidiaries to redeem, purchase or otherwise acquire, any Equity Securities or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; provided, that for so long the as Dolphin Director continues to be a member of the Board of Directors, the Corporation may, at any time or from time to time during any fiscal quarter, repurchase shares of Common Stock which are publicly traded and listed on any securities exchange or quoted in the NASDAQ System (or any successor to the NASDAQ System) or the over-the-counter market, for an aggregate purchase price of up to 35% of the consolidated Cash Flow of the Corporation and the VitalStream Subsidiaries (as determined from the books and records of the Corporation and the VitalStream Subsidiaries) for the prior fiscal quarter of the Corporation if (A) the Board of Directors has determined, in its good faith judgment, that such redemption is fair and in the best interest of all of the securityholders of the Corporation and (B) such redemption has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors;

               (viii)   directly or indirectly declare or pay any dividends or make any distributions upon any Equity Securities other than the Series B Preferred or Series A Preferred, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

               (ix)   make any amendment (whether by merger, consolidation or otherwise) to the Articles of Incorporation of the Corporation or the Corporation's bylaws, or file any resolution of the Board of Directors with the Nevada Secretary of State containing any provisions, which would increase the number of authorized shares of the Common Stock, Series A Preferred or Series B Preferred;

               (x)   make any amendment (whether by merger, consolidation or otherwise) to the Articles of Incorporation of the Corporation or the Corporation's bylaws, or file any resolution of the Board of Directors with the Nevada Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred or Series B Preferred (for purposes of clarification, neither (A) the creation, designation or issuance of shares of Junior Preferred Stock, nor (B) effecting a reverse stock split of the Common Stock (whether or not the number of authorized shares of Common Stock is changed) would adversely affect or otherwise impact such rights, preferences or priorities);

               (xi)   except as expressly contemplated by the Exchange and Purchase Agreement, authorize, issue or enter into any agreement providing for the authorization or issuance (contingent or otherwise) of any Series A Preferred or Series B Preferred or other Equity Securities which are senior to or on a parity with the Series A Preferred or the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise (for purposes of clarification, the foregoing shall not prohibit the creation, designation or issuance of shares of Junior Preferred Stock); or

               (xii)   permit any VitalStream Subsidiary to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any Equity Securities or Debt Securities.

For purposes of this Section 1, at any time prior to the date on which the Dolphin Director is no longer entitled to be a member of the Board of Directors pursuant to the terms of the Investor Rights Agreement, if no individual is serving as a member of the Board of Directors in the capacity of the Dolphin Director, VitalStream shall have the right to deliver written notice (the "Dolphin Director Notice") to the Dolphin Holders (as defined in the Investor Rights Agreement) requesting that the Dolphin Holders designate an individual to be nominated as the Dolphin Director. If the Dolphin Holders do not submit a nominee to serve as the Dolphin Director in writing to VitalStream within ten (10) business days after receipt by the Dolphin Holders of the Dolphin Director Notice, then the Dolphin Director shall be deemed to be a member of the Board of Directors (regardless of whether an individual is actually serving in such capacity).

               2.   Voting. Except as otherwise expressly provided herein or as expressly required by Law, the holders of the Series A Preferred, Series B Preferred and the holders of Common Stock shall vote together as a single class and not as separate classes. In any such vote, each holder of Common Stock will be entitled to one vote per share of Common Stock held by such holder, each holder of Series A Preferred will be entitled to one vote for each share of Common Stock into which the Series A Preferred held by such holder is then convertible, and each holder of Series B Preferred will be entitled to one vote for each share of Common Stock into which the Series B Preferred held by such holder is then convertible. The holders of shares of Series A Preferred and Series B Preferred shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, and the holders of Common Stock shall not be entitled to vote separately as a class on any matter. Holders of Series A Preferred and Series B Preferred shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred and Series B Preferred held by each holder could be converted), shall be disregarded in connection with the exercise of any voting rights by holders of Series A Preferred or Series B Preferred pursuant to this Certificate of Designations.

* * *

               E.   These resolutions were adopted by the board of directors pursuant to Section 78.195 of the Nevada Revised Statutes and Section (a) of Article IV of the Corporation's Articles of Incorporation, and shareholder action is not required to effect this designation.

               F.   Person to contact about this filing:

Bryan Allen
Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, Utah 84111
(801) 578-6908

Dated: September 26, 2003

VITALSTREAM HOLDINGS, INC.

By:	/s/ Paul S. Summers

Name:	Paul S. Summers
Title:	President